                                                                    EXHIBIT 4.04

                          EXODUS COMMUNICATIONS, INC.

                             1999 STOCK OPTION PLAN

                          As Adopted January 26, 1999


         1.   PURPOSE.  The purpose of this Plan is to provide incentives to
              -------
attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company's future performance through awards of Options. Capitalized terms not defined in the text are defined in Section 21, if they are not otherwise defined in other sections of this Plan.

         2.   SHARES SUBJECT TO THE PLAN.
              --------------------------

          2.1      Number of Shares Available.  Subject to Sections 2.2 and 16,
                   --------------------------
the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 2,000,000 Shares. Subject to Sections 2.2 and 16, Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; and
(b) an Option granted hereunder but are forfeited or are repurchased by the Company at the original issue price because the Shares are Unvested Shares at the time of the Participant's Termination, will again be available for grant and issuance in connection with future Options under this Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan.

          2.2      Adjustment of Shares.  If the number of outstanding shares is
                   --------------------
changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, and (b) the Exercise Prices of and number of Shares subject to outstanding Options, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, that fractions of a
                                                --------
Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee; and provided, further, that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

         3.   ELIGIBILITY.  Options may be granted to employees, officers,
              -----------
consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, contractors and
                              --------
advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Option under this Plan. Options awarded to Insiders or other individuals who are officers of the Company may not exceed in the aggregate forty percent (40%) of all Shares that are reserved for grant under this Plan and employees who are not officers of the Company, or any Parent or Subsidiary of the Company must receive at least sixty percent (60%) of all Shares that are reserved for grant under this Plan.

         4.   ADMINISTRATION.
              --------------

          4.1      Committee Authority.  This Plan will be administered by the
                   -------------------
Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

         (a) construe and interpret this Plan, any Stock Option Agreement and any other agreement or document executed pursuant to this Plan;

         (b) prescribe, amend and rescind rules and regulations relating to this Plan or any Option;

                                                     Exodus Communications, Inc.
                                                          1999 Stock Option Plan

         (c)  select persons to receive Options;

         (d)  determine the form and terms of Options;

         (e)  determine the number of Shares subject to Options;

         (f) determine whether Options will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Options under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

         (g)  grant waivers of Plan or Option conditions;

         (h)  determine the vesting, exercisability and payment of Options;

         (i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Option or any Stock Option Agreement;

         (j)  determine whether an Option has been earned; and

         (k) make all other determinations necessary or advisable for the administration of this Plan.

          4.2 Committee Discretion.  Any determination made by the
              --------------------
Committee with respect to any Option will be made in its sole discretion at the time of grant of the Option or, unless in contravention of any express term of this Plan or Option, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Option under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Option under this Plan to Participants who are not Insiders.

         5.   OPTIONS.  Only nonqualified stock options that do not qualify as
              -------
incentive stock options within the meaning of Code Section 422(b) may be granted under this Plan. The Committee may grant Options to eligible persons and will determine (i) the number of Shares subject to the Option, (ii) the Exercise Price of the Option, (iii) the period during which the Option may be exercised, and (iv) all other terms and conditions of the Option, subject to the following:

          5.1      Form of Option Grant.  Each Option granted under this Plan
                   --------------------
will be evidenced by a Stock Option Agreement. The Stock Option Agreement will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

          5.2      Date of Grant.  The date of grant of an Option will be the
                   -------------
date on which the Committee makes the determination to grant the Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the Option is granted.

          5.3      Exercise Period and Expiration Date.  Options will be
                   -----------------------------------
exercisable within the times or upon the occurrence of events determined by the Committee as set forth in the Stock Option Agreement governing such Option;

provided, however, that no Option will be exercisable after the expiration of
--------  -------
ten (10) years from the date the Option is granted.   The Committee also may
provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

                                                     Exodus Communications, Inc.
                                                          1999 Stock Option Plan


          5.4      Exercise Price.  The Exercise Price of an Option will be
                   --------------
determined by the Committee when the Option is granted and may not be less than Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 6 of this Plan.

          5.5      Method of Exercise.  Options may be exercised only by
                   ------------------
delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

          5.6      Termination.  Notwithstanding the exercise periods set forth
                   -----------
in the Stock Option Agreement, exercise of an Option will always be subject to the following:

         (a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, but in any event, no later than the expiration date of the Options.

         (b) If the Participant is Terminated because of Participant's death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant's Disability), then Participant's Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee) but in any event no later than the expiration date of the Options.

         (c) Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant's estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or any Parent or Subsidiary of the Company for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

          5.7      Limitations on Exercise.  The Committee may specify a
                   -----------------------
reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that the minimum number will not prevent a Participant from exercising the Option for the full number of Shares for which it is then exercisable.


          5.8      Modification, Extension or Renewal.  The Committee may
                   ----------------------------------
modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be
                        --------  -------
reduced below the minimum Exercise Price that would be permitted under Section
5.4 of this Plan for Options granted on

                                                     Exodus Communications, Inc.
                                                          1999 Stock Option Plan


the date the action is taken to reduce the Exercise Price; and provided, further, that the Exercise Price shall not be reduced below the par value of the Shares.

         6.   PAYMENT FOR SHARE PURCHASES.
              ---------------------------

          6.1      Payment.  Payment for Shares purchased on exercise of an
                   -------
Option may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

         (a)  by cancellation of indebtedness of the Company to the Participant;

         (b) by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

         (c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that a Participant who is not
                                --------  -------
              an employee of the Company may not purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; and provided, further, that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash;

         (d) by waiver of compensation due or accrued to the Participant for services rendered;

         (e)  provided that a public market for the Company's stock exists:

              (1) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

              (2) through a "margin" commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

         (f)  by any combination of the foregoing.

          6.2      Loan Guarantees.  The Committee may help the Participant pay
                   ---------------
for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

         7.   WITHHOLDING TAXES.
              -----------------

          7.1      Withholding Generally.  Whenever Shares are to be issued on
                   ---------------------
exercise of Options granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. If a payment in satisfaction of an Option is to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

                                                     Exodus Communications, Inc.
                                                          1999 Stock Option Plan

          7.2      Stock Withholding.  When, under applicable tax laws, a
                   -----------------
Participant incurs tax liability in connection with the exercise or vesting of any Option that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee

         8.   PRIVILEGES OF STOCK OWNERSHIP.
              -----------------------------

          8.1       Voting and Dividends.  No Participant will have any of the
                    --------------------
rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, however, that if the Shares are Unvested Shares, any new, additional or different securities the Participant may become entitled to receive with respect to the Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Unvested Shares; provided, further that the Participant will have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant's original Exercise Price pursuant to Section 10.

          8.2       Financial Statements.  The Company will provide financial
                    --------------------
statements to each Participant prior to such Participant's purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Options outstanding; provided, however, that the Company will
                                     --------  -------
not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

         9.   TRANSFERABILITY.  Options granted under this Plan, and any
              ---------------
interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Stock Option Agreement. During the lifetime of the Participant an Option will be exercisable only by the Participant, and any elections with respect to the Option may be made only by the Participant unless otherwise determined by the Committee and set forth in the Stock Option Agreement.

         10.  RESTRICTIONS ON SHARES.  At the discretion of the Committee, the
              ----------------------
Company may reserve to itself and/or its assignee(s) in the Stock Option Agreement a right to repurchase at the Participant's Exercise Price a portion of or all Unvested Shares held by a Participant following such Participant's Termination at any time within ninety (90) days after the later of Participant's Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness.

         11.  CERTIFICATES.  All certificates for Shares or other securities
              ------------
delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

         12.  ESCROW; PLEDGE OF SHARES.  To enforce any restrictions on a
              ------------------------
Participant's Shares, the Committee may require the Participant to deposit all certificates representing the Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the

                                                     Exodus Communications, Inc.
                                                          1999 Stock Option Plan

purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional
--------  -------
forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

         13.  EXCHANGE AND BUYOUT OF OPTIONS.  The Committee may, at any time or
              ------------------------------
from time to time, authorize the Company, with the consent of the respective Participants, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

         14.  SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.  An Option will
              ----------------------------------------------
not be effective unless such Option is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Option and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to:
(a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

         15.  NO OBLIGATION TO EMPLOY.  Nothing in this Plan or any Option
              -----------------------
granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

         16.  CORPORATE TRANSACTIONS.
              ----------------------

          16.1      Assumption or Replacement of Options by Successor.  In the
                    -------------------------------------------------
event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Options granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Options may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Options or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Options). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute

                                                     Exodus Communications, Inc.
                                                          1999 Stock Option Plan


Options, as provided above, pursuant to a transaction described in this Subsection 16.1, such Options will expire on such transaction at such time and on such conditions as the Committee will determine; provided, however, that the
                                                    --------  -------
Committee may, in its sole discretion, provide that the vesting of any or all Options granted pursuant to this Plan will accelerate. If the Committee exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

          16.2      Other Treatment of Options.  Subject to any greater rights
                    --------------------------
granted to Participants under the foregoing provisions of this Section 16, in the event of the occurrence of any transaction described in Section 16.1, any outstanding Options will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

          16.3      Assumption of Options by the Company.  The Company, from
                    ------------------------------------
time to time, also may substitute or assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Option under this Plan in substitution of such other company's option; or (b) assuming such option as if it had been granted under this Plan if the terms of such assumed option could be applied to an Option granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed option would have been eligible to be granted an Option under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an option granted by another company, the terms and conditions of such Option will remain unchanged (except that the exercise price and the number and nature
                       ------
of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

         17.  ADOPTION.  This Plan will become effective on the date that it is
              --------
adopted by the Board (the "Effective Date").

         18.  TERM OF PLAN/GOVERNING LAW.  Unless earlier terminated as provided
              --------------------------
herein, this Plan will terminate ten (10) years from the Effective Date. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

         19.  AMENDMENT OR TERMINATION OF PLAN.  The Board may at any time
              --------------------------------
terminate or amend this Plan in any respect, including without limitation amendment of any form of Stock Option Agreement or instrument to be executed pursuant to this Plan.

         20.  NONEXCLUSIVITY OF THE PLAN.  Neither the adoption of this Plan by
              --------------------------
the Board, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

         21.  DEFINITIONS.  As used in this Plan, the following terms will have
              -----------
the following meanings:

              "Board" means the Board of Directors of the Company.

          "Cause" means the commission of an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company.

              "Code" means the Internal Revenue Code of 1986, as amended.

                                                     Exodus Communications, Inc.
                                                          1999 Stock Option Plan


              "Committee" means the Compensation Committee of the Board.

              "Company" means Exodus Communications, Inc. or any successor corporation.

              "Disability" means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Exercise Price" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

              "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

         (a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;
                                           -----------------------

         (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal; or
                          -----------------------

         (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall
                                                                       --------
              Street Journal;
              --------------

         (d) if none of the foregoing is applicable, by the Committee in good faith.

              "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

              "Option" means an Option of an option to purchase Shares pursuant to Section 5.

              "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

              "Participant" means a person who receives an Option under this Plan.

              "Plan" means this Exodus Communications, Inc. 1999 Stock Option Plan, as amended from time to time.

              "SEC" means the Securities and Exchange Commission.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Shares" means shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 16, and any successor security.

                                                     Exodus Communications, Inc.
                                                          1999 Stock Option Plan


          "Stock Option Agreement" means, with respect to each Option, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Option.

          "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          "Termination" or "Terminated" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Option while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Stock Option Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

              "Unvested Shares" means "Unvested Shares" as defined in the Option Agreement.

              "Vested Shares" means "Vested Shares" as defined in the Option Agreement.

                                                            No. ______

                          EXODUS COMMUNICATIONS, INC.

                            1999 STOCK OPTION PLAN

                            STOCK OPTION AGREEMENT
                            ----------------------


          This Stock Option Agreement (this "Agreement") is made and entered into as of the Date of Grant set forth below (the "Date of Grant") by and between Exodus Communications, Inc., a Delaware corporation (the "Company"), and the Optionee named below ("Optionee"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Company's 1999 Stock Option Plan (the "Plan").

Optionee:
                              _____________________________________
Social Security Number:
                              _____________________________________
Optionee's Address:
                              _____________________________________

                              _____________________________________
Total Option Shares:
                              _____________________________________
Exercise Price Per Share:
                              _____________________________________
Date of Grant:
                              _____________________________________
Vesting Start Date:
                              _____________________________________
Expiration Date:
                              _____________________________________
                              (unless earlier terminated under Section 3 hereof)


         1.   Grant of Option.  The Company hereby grants to Optionee a
              ---------------
nonqualified stock option (this "Option") to purchase up to the total number of shares of Common Stock of the Company set forth above as Total Option Shares (collectively, the "Shares") at the Exercise Price Per Share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Agreement and the Plan.

         2.   Vesting; Exercise Period.
              ------------------------

              2.1  Vesting of Shares.  This Option shall be exercisable as it
                   -----------------
vests. Subject to the terms and conditions of the Plan and this Agreement, this Option shall become exercisable as to portions of the Shares as follows: (a) this Option shall not be exercisable with respect to any of the Shares until the expiration of six (6) months from the Vesting Start Date or ______________ ___, 19___ (the "First Vesting Date"); (b) if Optionee has continuously provided services to the Company, or any parent or subsidiary of the Company, at all times during the time period beginning on the Vesting Start Date and ending on the First Vesting Date, then on the First Vesting Date, this Option shall become exercisable as to Twelve percent (12%) of the Shares; and (c) thereafter this Option shall become exercisable as to an additional Two percent (2%) of the Shares upon the expiration of each full calendar month for the next succeeding Forty-four (44) months provided that Optionee has continuously provided services to the Company, or any parent or subsidiary of the Company, at all times during the relevant month; provided that this Option shall cease to vest upon Optionee's Termination and provided further that Optionee shall in no event be entitled under this Option to purchase a number of shares of the Company's Common Stock greater than the "Total Option Shares."

              2.2  Vesting of Options.  Shares that are vested pursuant to the
                   ------------------
schedule set forth in Section 2.1 hereof are "Vested Shares." Shares that are not vested pursuant to the schedule set forth in Section 2.1 hereof are "Unvested Shares."

              2.3  Expiration.  This Option shall expire on the Expiration Date
                   ----------
set forth above and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 3 hereof.

         3.   Termination.
              -----------

              3.1  Termination for Any Reason Except Death, Disability or Cause.
                   ------------------------------------------------------------
If Optionee is Terminated for any reason except Optionee's death, Disability or Cause, then this Option, to the extent (and only to the extent) that it is vested in accordance with the schedule set forth in Section 2.1 hereof on the Termination Date, may be exercised by Optionee no later than three (3) months after the Termination Date, but in any event no later than the Expiration Date.

              3.2  Termination Because of Death or Disability.  If Optionee is
                   ------------------------------------------
Terminated because of death or Disability of Optionee (or the Optionee dies within three (3) months after Termination other than for Cause or because of Disability), then this Option, to the extent that it is vested in accordance with the schedule set forth in Section 2.1 hereof on the Termination Date, may be exercised by Optionee (or Optionee's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in any event no later than the Expiration Date.

              3.3  Termination for Cause.  If Optionee is Terminated for Cause,
                   ---------------------
this Option will expire on the Optionee's date of Termination.

              3.4  No Obligation to Employ.  Nothing in the Plan or this
                   -----------------------
Agreement shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Optionee's employment or other relationship at any time, with or without Cause.

         4.   Manner of Exercise.
              ------------------

              4.1  Stock Option Exercise Agreement.  To exercise this Option,
                   -------------------------------
Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be
          ---------
approved by the Company from time to time (the "Exercise Agreement"), which shall set forth, inter alia, Optionee's election to exercise this Option, the
                 ----- ----
number of shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Optionee exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

              4.2  Limitations on Exercise.  This Option may not be exercised
                   -----------------------
unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. This Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which this Option is then exercisable.

              4.3  Payment.  The Exercise Agreement shall be accompanied by full
                   -------
payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

    (a)  by cancellation of indebtedness of the Company to the Optionee;

    (b) by surrender of shares of the Company's Common Stock that either: (1) have been owned by Optionee for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Optionee in the open public market; and (3) are clear of all liens,
                                             ---
         claims, encumbrances or security interests;

    (c) by waiver of compensation due or accrued to Optionee for services rendered;

    (d) provided that a public market for the Company's stock exists: (1) through a "same day sale" commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Optionee irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (2) through a "margin" commitment from Optionee and an NASD
                  --
         Dealer whereby Optionee irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

    (e)  by any combination of the foregoing.

              4.4  Tax Withholding.  Prior to the issuance of the Shares upon
                   ---------------
exercise of this Option, Optionee must pay or provide for any applicable federal or state withholding obligations of the Company. If the Committee permits, Optionee may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares issuable upon exercise.

              4.5  Issuance of Shares.  Provided that the Exercise Agreement and
                   ------------------
payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Optionee, Optionee's authorized assignee, or Optionee's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

         5.   Compliance with Laws and Regulations.  The exercise of this Option
              ------------------------------------
and the issuance and transfer of Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. Optionee understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

         6.   Nontransferability of Option.  This Option may not be transferred
              ----------------------------
in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee.

         7.   Tax Consequences.  Set forth below is a brief summary as of the
              ----------------
date the Board adopted the Plan of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

              7.1  Exercise of  Stock Option.  There may be a regular federal
                   -------------------------
and California income tax liability upon the exercise of this Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. The Company may be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

              7.2  Disposition of Shares.  If the Shares are held for more than
                   ---------------------
twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of this Option, any gain realized on disposition of the Shares will be treated as long-term capital gain.

         8.   Privileges of Stock Ownership.  Optionee shall not have any of the
              -----------------------------
rights of a stockholder with respect to any Shares until the Shares are issued to Optionee.

         9.   Interpretation.  Any dispute regarding the interpretation of this
              --------------
Agreement shall be submitted by Optionee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Optionee.

         10.  Entire Agreement.  The Plan is incorporated herein by reference.
              ----------------
This Agreement and the Plan and the Exercise Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

         11.  Notices.  Any notice required to be given or delivered to the
              -------
Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

         12.  Successors and Assigns.  The Company may assign any of its rights
              ----------------------
under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and Optionee's heirs, executors, administrators, legal representatives, successors and assigns.

         13.  Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the internal laws of the State of California, without regard to that body of law pertaining to choice of law or conflict of law.

         14.  Acceptance.  Optionee hereby acknowledges receipt of a copy of the
              ----------
Plan and this Agreement. Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that the Company has advised Optionee to consult a tax advisor prior to such exercise or disposition.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Optionee has executed this Agreement in duplicate as of the Date of Grant.

EXODUS COMMUNICATIONS, INC.              OPTIONEE


By:
   ------------------------------        ----------------------------------
                                         (Signature)

---------------------------------        ----------------------------------
(Please print name)                      (Please print name)


---------------------------------
(Please print title)

                                   EXHIBIT A
                                   ---------


                        STOCK OPTION EXERCISE AGREEMENT